EXHIBIT 10.5
SCHOTTENSTEIN REALTY TRUST, INC.
2011 INCENTIVE COMPENSATION PLAN
LTIP UNIT AWARD AGREEMENT
     THIS AWARD AGREEMENT is made by and between Schottenstein Realty Trust, Inc., a Maryland corporation (the “Company”), Schottenstein Realty LP, a Delaware limited partnership, (the “Partnership”) and (the “Grantee”), dated as of the __ day of ____________, 2011.
     WHEREAS, the Company maintains the Schottenstein Realty Trust, Inc. 2011 Incentive Compensation Plan (the “Plan”);
     WHEREAS, the Committee is authorized under the Plan to grant Other Equity Awards, including LTIP Units to Eligible Persons;
     WHEREAS, the Grantee is an Eligible Person; and
     WHEREAS, in accordance with the Plan, the Committee has determined that it is in the best interests of the Company and its stockholders to cause the Partnership to grant LTIP Units to the Grantee subject to the terms and conditions set forth below and in the Plan.
     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:
1. Award of LTIP Units. The Committee hereby causes the Partnership to grant, as of _________________ (the “Date of Grant”), to the Grantee, _________ LTIP Units (collectively the “LTIP Units”). As a condition to entering into this Award Agreement, and as a condition to the issuance of any LTIP Units, the Grantee agrees to be bound by all of the terms and conditions herein and in the Plan and the Amended and Restated Agreement of Limited Partnership of Schottenstein Realty LP, dated as of March , 2011, as it may be amended, supplemented or restated from time to time in accordance with its terms (the “Partnership Agreement”), which are incorporated herein for all purposes. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributable thereto in the Plan.
2. Acceptance of Award Agreement. The Grantee shall have no rights with respect to this Award Agreement unless he or she shall have accepted this Award Agreement prior to the close of business on the Date of Grant specified above by (i) signing and delivering to the Partnership a copy of this Award Agreement and (ii) unless the Grantee is already an LTIP Unitholder (as defined below), signing, as an LTIP Unitholder, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Exhibit A). Upon acceptance of this Award Agreement by the Grantee, the Partnership Agreement shall be amended to reflect the issuance to the Grantee of the LTIP Units so accepted, effective as of the Date of Grant.

Thereupon, the Grantee shall have all the rights of an LTIP Unitholder of the Partnership with respect to the number of LTIP Units specified above, as set forth in the Partnership Agreement, subject, however, to the terms and conditions specified herein.
3. Vesting of LTIP Units.
     (a) General Vesting. The LTIP Units shall become Vested LTIP Units (and the Conversion Percentage (as that term is defined in the Partnership Agreement, “Conversion Percentage”) shall be 100% with respect to such Vested LTIP Units) in the following amounts, at the following times (each a “Vesting Date”), subject to the terms and conditions herein and in the Plan, provided that the Continuous Service of the Grantee continues through and on the applicable Vesting Date:

Number of LTIP Units That Become
Vested LTIP Units	Vesting Date

     Except as otherwise provided in Sections 3(b), 3(c), 3(d), and 3(e) hereof, there shall be no proportionate or partial vesting of LTIP Units in or during the months, days or periods prior to the Vesting Date, and all vesting of LTIP Units shall occur only on the Vesting Date.
     (b) Acceleration of Vesting Upon Change in Control.
          (i) In the event that a Change in Control of the Company occurs during the Grantee’s Continuous Service, all of the LTIP Units subject to this Award Agreement shall become Vested LTIP Units as of the date of the Change in Control (the Conversion Percentage shall be 100% with respect to such Vested LTIP Units). Except as otherwise provided below or in Section 3(b)(ii) or 3(b)(iii), if the Change in Control results in a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of common stock are exchanged for securities, cash, or other property of an unrelated corporation or business entity or in the event of a liquidation of the Company (in each case, a “Transaction”), then the Vested LTIP Units also automatically shall be converted (pursuant to Section 4.07 of the Partnership Agreement, “Conversion”) to Common Units and shall receive the same kind and amount of consideration as other holders of Common Units in connection with the consummation of the Transaction. Notwithstanding the foregoing, the Grantee may elect to forego the Conversion because the Target Balance (as that term is defined in the Partnership Agreement, “Target Balance”) has not been achieved pursuant to Section 6.02(c) of the Partnership Agreement with respect to such Vested LTIP Units.
          (ii) If some or all of the LTIP Units awarded to the Grantee hereunder are not, as of the time of the Transaction, eligible for Conversion or redemption (as determined under Section 8.06 of the Partnership Agreement, “Redemption”), or the Grantee elects to forego the

Conversion as described above, and the acquiring or succeeding entity is itself, or has a subsidiary which is organized as a partnership or limited liability company (consisting of a so-called “UPREIT,” “UP-C” or other structure substantially similar in purpose or effect to that of the Company and the Partnership), then the Board, or the board of directors of any corporation assuming the obligations of the Company (the “Acquiror”), must cause the Partnership to provide that such Vested LTIP Units shall be assumed or equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with respect to all Vested LTIP Units subject to this Award which are not eligible for Conversion or Redemption, or with respect to which the Grantee elects to forego the Conversion as described above, at the time, whereby all such Vested LTIP Units covered by this Award Agreement shall be assumed by the acquiring or succeeding entity, or equivalent awards shall be substituted by the acquiring or succeeding entity, and the acquiring or succeeding entity shall preserve with respect to the assumed LTIP Units or any securities to be substituted for such LTIP Units, as far as reasonably possible under the circumstances, the distribution, special allocation, Conversion, Redemption and other rights set forth in the Partnership Agreement for the benefit of the holders of LTIP Units; and
          (iii) If some or all of the LTIP Units awarded to the Grantee hereunder are not, as of the time of the Transaction, so eligible for Conversion or Redemption, or with respect to which the Grantee elects to forego the Conversion as described above, and after exercise of reasonable commercial efforts the Company or the Acquiror is unable to treat the Vested LTIP Units in accordance with Section 3(b)(ii) above, then the Company or the Acquiror must, upon prior written notice to the LTIP Unitholders of not less than thirty (30) days, provide that such Vested LTIP Units shall terminate immediately prior to the consummation of the Transaction, in which case such action shall be subject to a provision that the settlement of the terminated award of Vested LTIP Units which are not eligible for Conversion or Redemption requires a payment of the same kind and amount of consideration payable in connection with the Transaction to a holder of the number of Common Units into which the Vested LTIP Units to be terminated could be converted on the Redemption (including the right to make elections as to the type of consideration) if the Transaction were of a nature that permitted a revaluation of the Grantee’s Capital Account balance under the terms of the Partnership Agreement and such revaluation resulted in the Target Balance being achieved for all of such Vested LTIP Units pursuant to Section 6.02(c) of the Partnership Agreement, as determined by the Committee in good faith in accordance with the Plan.
     (c) Acceleration of Vesting Upon Termination of Service. Notwithstanding any other term or provision of this Award Agreement, in the event that the Grantee’s Continuous Service is terminated either by the Company without Cause or by the Grantee for Good Reason, the LTIP Units subject to this Award Agreement shall become immediately vested as of the date of the termination of the Grantee’s Continuous Service and the Conversion Percentage shall be 100% with respect to such LTIP Units under the Partnership Agreement.
     (d) Acceleration of Vesting Upon Death or Disability. Notwithstanding any other term or provision of this Award Agreement, in the event that the Grantee’s Continuous Service terminates by reason of the Grantee’s Disability or death, all of the LTIP Units subject to this Award Agreement shall become immediately vested as of the date of such Disability or death, whichever is applicable, and shall be delivered, subject to any requirements under this Award

Agreement, to the Grantee, in the event of his or her Disability, or in the event of the Grantee’s death, to the Beneficiary or Beneficiaries designated by the Grantee and the Conversion Percentage shall be 100% with respect to such LTIP Units under the Partnership Agreement.
     (e) Acceleration of Vesting at Company Discretion. Notwithstanding any other term or provision of this Award Agreement, the Board or the Committee shall be authorized, in its sole discretion, based upon its review and evaluation of the performance of the Grantee and of the Company, to accelerate the vesting of any LTIP Units under this Award Agreement, at such times and upon such terms and conditions as the Board or the Committee shall deem advisable, and to increase the Conversion Percentage to any amount up to 100% under the Partnership Agreement with respect to any or all of such LTIP Units.
     (f) Definitions. For purposes of this Award Agreement, the following terms shall have the meanings indicated:
          (i) “Capital Account” shall have the meaning set forth in the Partnership Agreement.
          (ii) “LTIP Unitholder” shall have the meaning set forth in the Partnership Agreement.
          (iii) “Non-Vested LTIP Units” means any portion of the LTIP Units subject to this Award Agreement that has not become vested pursuant to this Section 3.
          (iv) “Vested LTIP Units” means any portion of the LTIP Units subject to this Award Agreement that is and has become vested pursuant to this Section 3 and therefore, the Conversion Percentage with respect to such LTIP Units shall be 100%.
4. Forfeiture of Non-Vested LTIP Units. If the Grantee’s Continuous Service with the Company or its Subsidiaries is terminated for any reason, any LTIP Units that are not Vested LTIP Units, and that do not become Vested LTIP Units pursuant to Section 3 hereof as a result of such termination, shall be forfeited by the Grantee or the Grantee’s legal representative, unless otherwise determined by the Committee. The Partnership must exercise such right of forfeiture by written notice to the Grantee or the Grantee’s legal representative not later than ninety (90) days following the termination of the Grantee’s Continuous Service. The parties agree that any forfeited Non-Vested LTIP Units shall represent liquidated damages resulting from the event causing the forfeiture.
5. Rights with Respect to LTIP Units.
     (a) General. Except as otherwise provided in this Award Agreement, the Grantee shall have, with respect to all of the Grantee’s LTIP Units, whether Vested LTIP Units or Non-Vested LTIP Units, all of the rights of an LTIP Unitholder, including without limitation (i) the right to distributions on the LTIP Units to be paid currently to the Grantee in accordance with the terms of the Partnership Agreement, and (ii) the rights available to all LTIP Unitholders upon any merger, consolidation, reorganization, liquidation or dissolution, stock split-up, stock dividend or recapitalization undertaken by the Company; provided, however, that all of such rights shall be subject to the terms, provisions, conditions and restrictions set forth in this Award Agreement (including without limitation conditions under which all such rights shall be forfeited).
     (b) No Restrictions on Certain Transactions. Notwithstanding any term or provision of this Award Agreement to the contrary, the existence of this Award Agreement, or of any outstanding LTIP Units awarded hereunder, shall not affect in any manner the right, power or authority of the Company or any Subsidiary to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the capital structure or business of the Company or any Subsidiary; (ii) any merger, consolidation or similar transaction by or of the Company or any Subsidiary; (iii) any offer, issue or sale by the Company or any Subsidiary of any equity interests of the Company or any Subsidiary, including any equity or debt securities, or preferred or preference stock that would rank prior to or on parity with the LTIP Units and/or that would include, have or possess other rights, benefits and/or preferences superior to those that the LTIP Units; (iv) the dissolution or liquidation of the Company or any Subsidiary; (v) any sale, transfer or assignment of all or any part of the equity interests, assets or business of the Company or any Subsidiary; (vi) any other corporate transaction, act or proceeding (whether of a similar character or otherwise), or (vii) the payment of any ordinary or extraordinary dividends or making any other distribution by the Company or any Subsidiary.
     (c) Transferability. Unless otherwise determined by the Committee, the LTIP Units are not transferable unless and until they become Vested LTIP Units in accordance with this Award Agreement, and shall be subject to all of the applicable restrictions on transferability under the Partnership Agreement and this Award Agreement.
     (d) Legend. The records of the Partnership evidencing the LTIP Units granted herein shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein and in the Partnership Agreement.
     (e) Conversion Rights. No conversion of any Vested LTIP Units shall be effective unless, after taking into account any allocations described under Section 6.02(c) of the Partnership Agreement in connection with such conversion, the Target Balance is achieved with respect to such Vested LTIP Unit pursuant to Section 6.02(c) of the Partnership Agreement.
6. Covenants. The Grantee hereby covenants as follows:
     (a) So long as the Grantee holds any LTIP Units, the Grantee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code, applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.
     (b) The Grantee hereby agrees to make an election under Section 83(b) of the Code with respect to the LTIP Units awarded hereunder, and has delivered with this Award Agreement a completed, executed copy of the election form attached hereto as Exhibit B. The Grantee agrees to file the election (or to permit the Partnership to file such election on the Grantee’s behalf) within thirty (30) days after the Date of Grant with the IRS Service Center at which such Grantee files his or her personal income tax returns, and to file a copy of such election with the Grantee’s U.S. federal income tax return for the taxable year in which the LTIP Units are awarded to the Grantee.
     (c) The Grantee hereby agrees not to dispose of the LTIP Units subject to this Award Agreement (including by Redemption of any Common Units into which such LTIP Units have been converted) within two years of receipt of such LTIP Units. The Partnership and the Grantee hereby agree to treat the Grantee as the owner of the LTIP Units and a limited partner in the Partnership from the Date of Grant for all purposes. The Grantee hereby agrees to take into account the distributive share of Partnership income, gain, loss, deduction, and credit associated with the LTIP Units in computing the Grantee’s income tax liability for the entire period during which the Grantee has the LTIP Units.
     (d) The Grantee hereby recognizes that the IRS has proposed regulations under Sections 83 and 704 of the Internal Revenue Code that may affect the proper treatment of the LTIP Units for federal tax purposes. In the event that those proposed regulations are finalized, the Grantee hereby agrees to cooperate with the Partnership in amending this Award Agreement and the Partnership Agreement, and to take such other action as may be required, to conform to such regulations.
     (e) Grantee has read the Partnership Agreement, and has had his or her tax advisors review it or has waived the right to do so.
7. Amendment, Modification & Assignment. This Award Agreement only may be modified or amended in a writing signed by the parties hereto. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Award Agreement. Unless otherwise consented to in writing by the Company, in its sole discretion, this Award Agreement (and Grantee’s rights hereunder) may not be assigned, and the obligations of Grantee hereunder may not be delegated, in whole or in part. The rights and obligations created hereunder shall be binding on the Grantee and his heirs and legal representatives and on the successors and assigns of the Company.
8. Complete Agreement. This Award Agreement (together with the Plan, the Partnership Agreement and any other agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.
9. Miscellaneous.
     (a) No Right to (Continued) Employment or Service. This Award Agreement and the grant of LTIP Units hereunder shall not confer, or be construed to confer, upon the Grantee any right to employment or service, or continued employment or service, with the Company or its Subsidiaries.
     (b) No Limit on Other Compensation Arrangements. Nothing contained in this Award Agreement shall preclude the Company or its Subsidiaries from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.
     (c) Severability. If any term or provision of this Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Award Agreement and the grant of LTIP Units hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Award Agreement and the award hereunder shall remain in full force and effect).
     (d) No Trust or Fund Created. Neither this Award Agreement nor the grant of LTIP Units hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or its Subsidiaries or the Partnership and the Grantee or any other person. To the extent that the Grantee or any other person acquires a right to receive payments from the Company or its Subsidiaries pursuant to this Award Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company or its Subsidiaries.
     (e) Law Governing. This Award Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware (without reference to the conflict of laws rules or principles thereof).
     (f) Interpretation. The Grantee accepts the LTIP Units subject to all of the terms, provisions and restrictions of this Award Agreement, the Partnership Agreement and the Plan. The undersigned Grantee hereby accepts as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any questions arising under this Award Agreement, the Partnership Agreement or the Plan.
     (g) Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Award Agreement or any term or provision hereof.
     (h) Notices. Any notice under this Award Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company or the Partnership, to the Compensation Committee at Schottenstein Realty Trust, Inc., 4300 East Fifth Avenue, Columbus, Ohio 43219, or if the Company or the Partnership should move its principal office, to such principal office, and, in the case of the Grantee, to the Grantee’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.
     (i) Section 409A.
          (i) It is intended that the LTIP Units awarded pursuant to this Award Agreement be exempt from Section 409A of the Code (“Section 409A”) because it is believed that this Award Agreement does not provide for a deferral of compensation and accordingly that this Award Agreement does not constitute a nonqualified deferred compensation plan within the meaning of Section 409A. The provisions of this Award Agreement shall be interpreted in a manner consistent with this intention, and the provisions of this Award Agreement may not be amended, adjusted, assumed or substituted for, converted or otherwise modified without the Grantee’s prior written consent if and to the extent that such amendment, adjustment, assumption or substitution, conversion or modification would cause the award to violate the requirements of Section 409A.
          (ii) In the event that either the Company or the Grantee believes, at any time, that any benefit or right under this Award Agreement is subject to Section 409A, and does not comply with the requirements of Section 409A, it shall promptly advise the other and the Company, the Partnership, and the Grantee shall negotiate reasonably and in good faith to amend the terms of such benefits and rights, if such an amendment may be made in a commercially reasonable manner, such that they comply with Section 409A with the most limited possible economic affect on the Grantee and on the Company.
          (iii) Notwithstanding the foregoing, neither the Company nor the Partnership makes any representation to the Grantee that the LTIP Units awarded pursuant to this Award Agreement are exempt from, or satisfies, the requirements of Section 409A, and; the Company shall have no liability or other obligation to indemnify or hold harmless the Grantee or any Beneficiary for any tax, additional tax, interest or penalties that the Grantee or any Beneficiary may incur in the event that any provision of this Award Agreement, or any amendment or modification thereof or any other action taken with respect thereto is deemed to violate any of the requirements of Section 409A.
     (j) Non-Waiver of Breach. The waiver by any party hereto of the other party’s prompt and complete performance, or breach or violation, of any term or provision of this Award Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.
     (k) Counterparts. This Award Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Award Agreement as of the date first written above.

SCHOTTENSTEIN REALTY TRUST, INC.

By:
Name:
Title:

SCHOTTENSTEIN REALTY LP

By:	Schottenstein Realty Trust, Inc., its general partner

By:

Name:
Title:
Date:
Agreed and Accepted:
GRANTEE:

By:

EXHIBIT A
FORM OF LTIP UNITHOLDER SIGNATURE PAGE
     The Grantee, desiring to become one of the LTIP Unitholders of Schottenstein Realty LP, hereby becomes a party to the Amended and Restated Agreement of Limited Partnership of Schottenstein Realty LP, dated as of March , 2011, as it may be amended, supplemented or restated from time to time in accordance with its terms (the “Partnership Agreement”). The Grantee agrees that this signature page may be attached to any counterpart of the Partnership Agreement.

Signature Line for LTIP Unitholder

Name:
Title:
Address:
Effective Date: _________________

A-1

EXHIBIT B
ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF
TRANSFER OF PROPERTY PURSUANT TO SECTION 83(b)
OF THE INTERNAL REVENUE CODE
     The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:
1.	The name, address and taxpayer identification number of the undersigned are:

Name:	(the “Taxpayer”)
Address:

Social Security No./Taxpayer Identification No.:______________

2.	Description of the property with respect to which the election is being made:

The election is being made with respect to ______ LTIP Units (the “Profits Interests”) in Schottenstein Realty LP (the “Partnership”). The LTIP Units represent an interest in future profits of the Partnership received for services rendered or to be rendered to or for the benefit of the Partnership in a partner capacity.

3.	The date on which the Profits Interests were transferred is _______, 20[ ]. The taxable year to which this election relates is calendar year 20[ ].

4.	Nature of restrictions to which the Profits Interests are subject:
(a)	Until the Profits Interests vest, the Taxpayer may not transfer in any manner any portion of the Profits Interests, and the Taxpayer may not dispose of the Profits Interests within two years of receipt of such Profits Interests.

(b)	The Profits Interests are subject to time-based vesting with [ ] vesting on each of ___________ 20[ ], 20[ ], and 20[ ], provided that the Taxpayer remains an employee of Schottenstein Realty Trust, Inc. (the “Company”) or its subsidiaries through such dates, subject to acceleration in the event of certain extraordinary transactions or circumstances. Unvested Profits Interests are subject to forfeiture in the event of failure to vest based on the passage of time and continued employment with the Company or its subsidiaries.
5.	The fair market value at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the Profits Interests was zero pursuant to the liquidation value method of IRS Notice

B-1

2005-43. This profits interest is a “Safe Harbor” partnership interest as defined in IRS Notice 2005-43.

6.	The amount paid by the Taxpayer for the Profits Interests was zero.

7.	A copy of this statement has been furnished to the Partnership and to its general partner, Schottenstein Realty Trust, Inc.
Dated: ______________, 20[     ]

Name:

B-2